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                                                                     Exhibit N.2


                         Consent of Independent Auditors

We consent to the references to our firm under the captions "Selected Consolidated Financial and Other Data", "Senior Securities" and "Experts" and to the use of our reports dated (a) February 1, 2001, except the first paragraph of Note A, as to which the date is June 14, 2001, with respect to the consolidated financial statements including the consolidated schedules of investments of MCG Capital Corporation and Media Communications Group, a division of First Union National Bank, and (b) dated May 29, 2001 with respect to the senior securities tables of MCG Capital Corporation included in Pre-Effective Amendment No. 2 to the Registration Statement (Form N-2 No. 333-64596) and related Prospectus of MCG Capital Corporation for the registration of 16,100,000 shares of its common stock.

                                                     /s/  Ernst & Young LLP

Richmond, Virginia
October 28, 2001